UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities and
                    Exchange Act of 1934

                Date of Report: June 30, 1999

             NETWORK SYSTEMS INTERNATIONAL, INC.
   (Exact Name of Registrant as Specified in its Charter)


   Nevada                        0-22991                    87-0460247
(State or other jurisdiction  (Commission File         (I.R.S. Employer
of incorporation or               Number)           Identification Number)
organization)

        200 North Elm Street, Greensboro, North Carolina  27401
           (Address of principal executive officer) (Zip Code)

                              (336) 271-8400
           (Registrants telephone number, including area code)



Item 2.   Acquisition or Disposition of Assets

On June 16, 1999, Network Systems International, Inc. (the "Company") consummated the acquisition of all of the capital stock of Vercom Software, Inc. ("Vercom"), a corporation organized and existing under the laws of the State of Texas. Vercom is a vertical market company offering a specialized software solution for the complex requirements of the printing industry. As consideration for the acquisition and pursuant to the Stock Purchase Agreement dated as of June 16, 1999 by and among the Company, Vercom Software, Inc. and the stockholders of Vercom Software, Inc., Network Systems International, Inc. paid the Vercom stockholders $6.8 million in cash. The Company used funds accumulated from operations and portions of a new Four Million Five Hundred Thousand Dollars ($4,500,000) revolving line of credit with Wachovia Bank, N.A. This revolving line of credit replaced an existing line of credit with Wachovia Bank, N.A.


Item 7.   Financial Statements, Pro Forma Financial
Information and Exhibits

(a)  Financial Statements of Business Acquired

As of the filing of this Current Report of Form 8-K, it is impracticable for the Company to provide the financial statements required by Item 7(a) of Form 8-K. In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filled by amendment to this Form 8-K no later than 60 days after June 30, 1999.

(b)  Pro Forma Financial Information

As of the filing of this Current Report of Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by Item 7(b) of Form 8-K. In accordance with Item 7(a)(4) of Form 8-K, such pro forma financial information shall be filled by amendment to this Form 8-K no later than 60 days after June 30, 1999.

(c)  Exhibits

The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.    Description of Exhibit

2.1 Stock Purchase Agreement dated as of May 31, 1999, by and among Network Systems International, Inc., Vercom
     Software, Inc., and the stock holders of Vercom Software, Inc. listed on the signature pages thereto



                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                         NETWORK SYSTEMS INTERNATIONAL, INC.
                         (Registrant)



                         By:     /s/ Michael T. Spohn

                                 Michael T. Spohn, Chief Financial Officer

Date:  June 30, 1999